Exhibit 99.1

HERTZ REPORTS STRONG FOURTH QUARTER AND
RECORD FULL YEAR 2022 NET INCOME AND ADJUSTED CORPORATE EBITDA
____________________________________________________________________________

"Our strong results in the fourth quarter and record performance last year reflect a commitment to customers - from leisure and corporate travelers to ride share drivers. With a focus on asset return and risk management, we showed better operating performance, more disciplined fleet management and a commitment to financial returns," said Stephen Scherr, Hertz chair and chief executive officer. "Our team delivered on renewed demand for travel, which is continuing. In 2023, we will build on our progress to grow our business across the Hertz, Dollar, and Thrifty brands. We look to our investments in electrification and technology to yield increasing operating leverage and improved returns and an even better product to our customers around the world."

ESTERO, Fla, February 7, 2023 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its fourth quarter and full year 2022.

For the fourth quarter 2022, the Company generated total revenues of $2.0 billion, up 4% from the fourth quarter of 2021, and up 7% on a constant currency basis. RPD and RPU were at fourth quarter record levels and volume was up 3% led by post-pandemic demand recovery. Depreciation continued to normalize during the quarter. Excluding litigation settlements of $168 million in the quarter, direct operating expense per transaction day was $33, down $2 from the third quarter 2022, demonstrating improved operating leverage. Net income was $116 million and Adjusted Corporate EBITDA was $309 million, a 15% margin. For the quarter, loss per share was $0.01 and adjusted earnings per share was $0.50.

Operating cash flow was $277 million for the quarter. Fleet capex of $312 million was a source of cash in the fourth quarter, driven by fleet rejuvenation and seasonal defleeting. As a result, adjusted free cash flow was $424 million, reflecting a 137% conversion from Adjusted Corporate EBITDA. The Company acquired 19 million shares, or 6% of its common stock, during the quarter.

HIGHLIGHTS

Q4 2022
•Revenue of $2.0 billion
•GAAP net income of $116 million, or $(0.01) per diluted share
•Adjusted net income of $173 million, or $0.50 per diluted share
•Adjusted Corporate EBITDA of $309 million, a 15% margin
•Operating cash flow of $277 million
•Adj. operating cash flow of $156 million; adj. free cash flow of $424 million

FY 2022
•Revenue of $8.7 billion
•Record GAAP net income of $2.1 billion, or $3.36 per diluted share
•Record adjusted net income of $1.5 billion, or $3.74 per diluted share
•Record Adjusted Corporate EBITDA of $2.3 billion, a 27% margin
•Operating cash flow of $2.5 billion
•Record adj. operating cash flow of $2.0 billion and adj. free cash flow of $1.5 billion
•Corporate liquidity of $2.5 billion at December 31st, including $943 million in unrestricted cash
•Company repurchased 128 million common shares during 2022, a 28.5% reduction of its capital base

SUMMARY RESULTS
_________________________________

	Three Months Ended December 31,		Percent Inc/(Dec) 2022 vs 2021
($ in millions, except earnings per share or where noted)	2022	2021
Hertz Global - Consolidated
Total revenues	$2,035	$1,949	4%
Adjusted net income (loss)(a)	$173	$426	(59)%
Adjusted diluted earnings (loss) per share(a)	$0.50	$0.91	(45)%
Adjusted Corporate EBITDA(a)	$309	$628	(51)%
Adjusted Corporate EBITDA Margin(a)	15%	32%

Average Vehicles (in whole units)	496,926	470,900	6%
Average Rentable Vehicles (in whole units)	465,943	454,000	3%
Vehicle Utilization	79%	78%
Transaction Days (in thousands)	33,673	32,551	3%
Total RPD (in dollars)(b)	$61.65	$59.80	3%
Total RPU Per Month (in whole dollars)(b)	$1,485	$1,429	4%
Depreciation Per Unit Per Month (in whole dollars)(b)	$244	$55	NM

Americas RAC Segment
Total revenues	$1,707	$1,691	1%
Adjusted EBITDA	$318	$653	(51)%
Adjusted EBITDA Margin	19%	39%

Average Vehicles (in whole units)	398,860	384,492	4%
Average Rentable Vehicles (in whole units)	370,723	368,434	1%
Vehicle Utilization	80%	80%
Transaction Days (in thousands)	27,367	27,215	1%
Total RPD (in dollars)(b)	$62.50	$62.11	1%
Total RPU Per Month (in whole dollars)(b)	$1,538	$1,529	1%
Depreciation Per Unit Per Month (in whole dollars)(b)	$278	$26	NM

International RAC Segment
Total revenues	$328	$258	27%
Adjusted EBITDA	$81	$21	NM
Adjusted EBITDA Margin	25%	8%

Average Vehicles (in whole units)	98,065	86,408	13%
Average Rentable Vehicles (in whole units)	95,221	85,565	11%
Vehicle Utilization	72%	68%
Transaction Days (in thousands)	6,305	5,335	18%
Total RPD (in dollars)(b)	$57.98	$48.01	21%
Total RPU Per Month (in whole dollars)(b)	$1,280	$998	28%
Depreciation Per Unit Per Month (in whole dollars)(b)	$104	$184	(44)%
NM - Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2022 and 2021.
(b)    Based on December 31, 2021 foreign exchange rates.

LIQUIDITY AND CAPITAL RESOURCES
___________________________________________________________

In December 2022, the Company amended its European ABS facility to add the fleet in Italy, increase aggregate maximum borrowings to €1.1 billion and extend the maturity from October 2023 to November 2024.

During the fourth quarter 2022, the Company repurchased 19 million shares for $315 million and has over
$1.1 billion remaining under the Board's authorization.

The Company's liquidity position was $2.5 billion at December 31, 2022, of which $943 million was unrestricted cash.

EARNINGS WEBCAST INFORMATION
__________________________________________________________

Hertz Global's live webcast and conference call to discuss its fourth quarter and full year 2022 results will be held on February 7, 2023, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BI78420368890940eab75ec4e147ae0783, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its view of the usefulness of non-GAAP measures to investors and management.

In the first quarter of 2022, the Company began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. Prior periods have been restated to conform with the revisions, as appropriate. The Company has also restated historical quarterly and annual periods beginning with first quarter 2018 to reflect this change and has posted this information to its investor relations website at IR.Hertz.com.

ABOUT HERTZ
________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including as a result of disruptions in the global supply chain;
•the Company's ability to attract and retain effective frontline employees and senior management and other key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•occurrences that disrupt rental activity during the Company's peak periods including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including its ability to implement plans to support a large scale electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•the mix of program and non-program vehicles in the Company's fleet can lead to increased exposure to residual risk upon disposition;
•financial instability of the manufacturers of the Company's vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•an increase in the Company's vehicle costs or disruption to its rental activity due to safety recalls by the manufacturers of its vehicles;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer an excellent customer experience, retain and increase customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;

•the Company's ability, and that of its key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber security breaches and other security threats, as well as to comply with privacy regulations across the globe;
•a major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect the Company's operations, its costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations;
•the Company's ability to comply with ESG regulations, meet increasing ESG expectations of stakeholders, and otherwise achieve its ESG goals;
•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance its existing indebtedness;
•volatility in the Company's stock price and certain provisions of its charter documents which could negatively affect the market price of the Company's common stock;
•the Company's ability to effectively maintain effective internal controls over financial reporting; and
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2022	2021	2022	2021
Revenues	$2,035	$1,949	$8,685	$7,336
Expenses:
Direct vehicle and operating	1,274	1,065	4,808	3,920
Depreciation of revenue earning vehicles and lease charges, net	360	78	701	497
Non-vehicle depreciation and amortization	37	43	142	196
Selling, general and administrative	221	188	959	688
Interest expense, net:
Vehicle	82	41	159	284
Non-vehicle	46	28	169	185
Total interest expense, net	128	69	328	469
Other (income) expense, net	8	(1)	2	(21)
Reorganization items, net	—	—	—	677
(Gain) from the sale of a business	—	—	—	(400)
Change in fair value of Public Warrants	(120)	643	(704)	627
Total expenses	1,908	2,085	6,236	6,653
Income (loss) before income taxes	127	(136)	2,449	683
Income tax (provision) benefit	(11)	(125)	(390)	(318)
Net income (loss)	116	(261)	2,059	365
Net (income) loss attributable to noncontrolling interests	—	1	—	1
Net income (loss) attributable to Hertz Global	116	(260)	2,059	366
Series A Preferred Stock deemed dividends	—	(450)	—	(450)
Net income (loss) available to Hertz Global common stockholders	$116	$(710)	$2,059	$(84)
Weighted average number of shares outstanding:
Basic	332	468	379	315
Diluted	347	468	403	315
Earnings (loss) per share:
Basic	$0.35	$(1.52)	$5.43	$(0.27)
Diluted	$(0.01)	$(1.52)	$3.36	$(0.27)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$943	$2,258
Restricted cash and cash equivalents:
Vehicle	180	77
Non-vehicle	295	316
Total restricted cash and cash equivalents	475	393
Total cash and cash equivalents and restricted cash and cash equivalents	1,418	2,651
Receivables:
Vehicle	111	62
Non-vehicle, net of allowance of $45 and $48, respectively	863	696
Total receivables, net	974	758
Prepaid expenses and other assets	1,155	1,017
Revenue earning vehicles:
Vehicles	14,281	10,836
Less: accumulated depreciation	(1,786)	(1,610)
Total revenue earning vehicles, net	12,495	9,226
Property and equipment, net	637	608
Operating lease right-of-use assets	1,887	1,566
Intangible assets, net	2,887	2,912
Goodwill	1,044	1,045
Total assets	$22,497	$19,783
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$79	$56
Non-vehicle	578	516
Total accounts payable	657	572
Accrued liabilities	911	863
Accrued taxes, net	170	157
Debt:
Vehicle	10,886	7,921
Non-vehicle	2,977	2,986
Total debt	13,863	10,907
Public Warrants	617	1,324
Operating lease liabilities	1,802	1,510
Self-insured liabilities	472	463
Deferred income taxes, net	1,360	1,010
Total liabilities	19,852	16,806
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 478,914,062 and 477,233,278 shares issued, respectively, and 323,483,178 and 449,782,424 shares outstanding, respectively	5	5
Treasury stock, at cost, 155,430,884 and 27,450,854 common shares, respectively	(3,136)	(708)
Additional paid-in capital	6,326	6,209
Retained earnings (Accumulated deficit)	(256)	(2,315)
Accumulated other comprehensive income (loss)	(294)	(214)
Total stockholders' equity	2,645	2,977
Total liabilities and stockholders' equity	$22,497	$19,783

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$116	$(261)	$2,059	$365
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	298	94	809	600
Depreciation and amortization, non-vehicle	37	43	142	196
Amortization of deferred financing costs and debt discount (premium)	15	13	53	122
Loss on extinguishment of debt	—	—	—	8
Stock-based compensation charges	34	7	130	10
Provision for receivables allowance	15	30	57	125
Deferred income taxes, net	—	145	301	270
Reorganization items, net	—	—	—	314
(Gain) loss from the sale of a business	—	—	—	(400)
(Gain) loss on sale of non-vehicle capital assets	—	—	(5)	(8)
Change in fair value of Public Warrants	(120)	643	(704)	627
(Gain) loss on financial instruments	9	(3)	(111)	(4)
Other	8	6	11	(1)
Changes in assets and liabilities:
Non-vehicle receivables	(30)	13	(264)	(210)
Prepaid expenses and other assets	(46)	33	(126)	(20)
Operating lease right-of-use assets	78	71	280	274
Non-vehicle accounts payable	50	(25)	43	(70)
Accrued liabilities	(103)	(65)	80	(108)
Accrued taxes, net	21	(65)	73	24
Operating lease liabilities	(86)	(77)	(309)	(291)
Self-insured liabilities	(19)	(4)	19	(17)
Net cash provided by (used in) operating activities	277	598	2,538	1,806
Cash flows from investing activities:
Revenue earning vehicles expenditures	(2,743)	(1,958)	(10,596)	(7,154)
Proceeds from disposal of revenue earning vehicles	2,028	873	6,498	2,818
Non-vehicle capital asset expenditures	(46)	(30)	(150)	(71)
Proceeds from disposal of non-vehicle capital assets	2	(1)	12	16
Collateral payments	—	—	—	(303)
Collateral returned in exchange for letters of credit	—	12	19	280
Return of (investment in) equity investments	(1)	—	(16)	—
Proceeds from the sale of a business, net of cash sold	—	—	—	871
Other	—	—	—	(1)
Net cash provided by (used in) investing activities	(760)	(1,104)	(4,233)	(3,544)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,390	3,861	9,672	14,323
Repayments of vehicle debt	(685)	(3,144)	(6,639)	(12,607)
Proceeds from issuance of non-vehicle debt	—	1,505	—	4,644
Repayments of non-vehicle debt	(6)	(6)	(20)	(6,352)
Payment of financing costs	(6)	(31)	(48)	(185)
Proceeds from Plan Sponsors	—	—	—	2,781
Early redemption premium payment	—	—	—	(85)
Proceeds from exercises of Public Warrants	—	77	3	77
Proceeds from the issuance of preferred stock, net	—	—	—	1,433
Repurchase of preferred stock	—	(1,883)	—	(1,883)
Distributions to common stockholders	—	—	—	(239)
Contributions from (distributions to) noncontrolling interests	—	(13)	—	(38)
Proceeds from 2021 Rights Offering, net	—	—	—	1,639
Share repurchases	(309)	(654)	(2,461)	(654)
Other	(16)	(9)	(20)	(9)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Net cash provided by (used in) financing activities	368	(297)	487	2,845
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	25	(12)	(25)	(34)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(90)	(815)	(1,233)	1,073
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(a)	1,508	3,466	2,651	1,578
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,418	$2,651	$1,418	$2,651
(a)    Amounts include cash and cash equivalents and restricted cash and cash equivalents of Donlen which were held for sale as of December 31, 2020.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
________________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,707	$328	$—	$2,035	$1,691	$258	$—	$1,949
Expenses:
Direct vehicle and operating	1,098	174	2	1,274	908	154	3	1,065
Depreciation of revenue earning vehicles and lease charges	333	27	—	360	30	48	—	78
Depreciation and amortization of non-vehicle assets	29	3	5	37	36	4	3	43
Selling, general and administrative	81	38	102	221	90	39	59	188
Interest expense, net:
Vehicle	72	10	—	82	31	10	—	41
Non-vehicle	(36)	(1)	83	46	(6)	—	34	28
Total interest expense, net	36	9	83	128	25	10	34	69
Other (income) expense, net	(3)	6	5	8	(2)	1	—	(1)
Change in fair value of Public Warrants	—	—	(120)	(120)	—	—	643	643
Total expenses	1,574	257	77	1,908	1,087	256	742	2,085
Income (loss) before income taxes	$133	$71	$(77)	127	$604	$2	$(742)	(136)
Income tax (provision) benefit				(11)				(125)
Net income (loss)				116				(261)
Net (income) loss attributable to noncontrolling interests				—				1
Net income (loss) attributable to Hertz Global				116				(260)
Series A Preferred Stock deemed dividends				—				(450)
Net income (loss) available to Hertz Global common stockholders				$116				$(710)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
________________________________________________________________________________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2022				Twelve Months Ended December 31, 2021
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$7,280	$1,405	$—	$8,685	$6,215	$985	$136	$—	$7,336
Expenses:
Direct vehicle and operating	4,080	728	—	4,808	3,302	606	5	7	3,920
Depreciation of revenue earning vehicles and lease charges	553	148	—	701	343	154	—	—	497
Depreciation and amortization of non-vehicle assets	114	13	15	142	166	16	2	12	196
Selling, general and administrative	351	180	428	959	282	136	10	260	688
Interest expense, net:
Vehicle	140	19	—	159	213	59	12	—	284
Non-vehicle	(80)	—	249	169	(15)	3	1	196	185
Total interest expense, net	60	19	249	328	198	62	13	196	469
Other (income) expense, net	(6)	3	5	2	(10)	(1)	—	(10)	(21)
Reorganization items, net	—	—	—	—	80	12	(1)	586	677
(Gain) from the sale of a business	—	—	—	—	—	—	—	(400)	(400)
Change in fair value of Public Warrants	—	—	(704)	(704)	—	—	—	627	627
Total expenses	5,152	1,091	(7)	6,236	4,361	985	29	1,278	6,653
Income (loss) before income taxes	$2,128	$314	$7	2,449	$1,854	$—	$107	$(1,278)	683
Income tax (provision) benefit				(390)					(318)
Net income (loss)				2,059					365
Net (income) loss attributable to noncontrolling interests				—					1
Net income (loss) attributable to Hertz Global				2,059					366
Series A Preferred Stock deemed dividends				—					(450)
Net income (loss) available to Hertz Global common stockholders				$2,059					$(84)
NOTE: Effective in the second quarter of 2021, as a result of the sale of the Company's Donlen fleet management and leasing business on March 30, 2021, the All Other Operations reportable segment, which consisted primarily of the former Donlen business, was no longer deemed a reportable segment.

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2022	2021	2022	2021
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$116	$(260)	$2,059	$366
Adjustments:
Income tax provision (benefit)	11	125	390	318
Vehicle and non-vehicle debt-related charges(a)(l)	14	13	53	129
Restructuring and restructuring related charges(b)	16	4	45	76
Acquisition accounting-related depreciation and amortization(c)	1	7	3	43
Reorganization items, net(d)	—	—	—	677
Pre-reorganization and non-debtor financing charges(e)	—	—	—	42
Gain from the Donlen Sale(f)	—	—	—	(400)
Change in fair value of Public Warrants	(120)	643	(704)	627
Unrealized (gains) losses on financial instruments	9	(3)	(111)	(4)
Litigation settlements(g)	168	—	168	—
Other items(h)(p)	16	39	105	(29)
Adjusted pre-tax income (loss)(i)	231	568	2,008	1,845
Income tax (provision) benefit on adjusted pre-tax income (loss)(j)	(58)	(142)	(502)	(461)
Adjusted Net Income (Loss)	$173	$426	$1,506	$1,384
Weighted-average number of diluted shares outstanding	347	468	403	315
Adjusted Diluted Earnings (Loss) Per Share(k)	$0.50	$0.91	$3.74	$4.39
Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$116	$(260)	$2,059	$366
Adjustments:
Income tax provision (benefit)	11	125	390	318
Non-vehicle depreciation and amortization(l)	37	43	142	196
Non-vehicle debt interest, net of interest income(m)	46	28	169	185
Vehicle debt-related charges(a)(n)	10	10	35	72
Restructuring and restructuring related charges(b)	16	4	45	76
Reorganization items, net(d)	—	—	—	677
Pre-reorganization and non-debtor financing charges(e)	—	—	—	42
Gain from the Donlen Sale(f)	—	—	—	(400)
Change in fair value of Public Warrants	(120)	643	(704)	627
Unrealized (gains) losses on financial instruments	9	(3)	(111)	(4)
Litigation settlements(g)	168	—	168	—
Other items(h)(o)	16	38	112	(25)
Adjusted Corporate EBITDA	$309	$628	$2,305	$2,130

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. For the year ended December 31, 2021, charges incurred were $36 million, $32 million and $8 million in Corporate, Americas RAC and International RAC, respectively.
(c)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(d)Represents charges incurred associated with the Reorganization and emergence from Chapter 11, including professional fees. The charges relate primarily to Corporate.

Twelve Months Ended December 31,
(In millions)	2021
Professional fees and other bankruptcy related costs	$257
Loss on extinguishment of debt	191
Backstop fee	164
Breakup fee	77
Contract settlements	25
Cancellation of share-based compensation grants	(10)
Net gain on settlement of liabilities subject to compromise	(22)
Other, net	(5)
Reorganization items, net	$677

(e)    Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. For the year ended December 31, 2021, charges incurred were $17 million, $17 million, $6 million and $2 million in Corporate, Americas RAC, International RAC and all other operations, respectively.
(f)    Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(g)    Represents payments made for the settlement of certain claims related to alleged false arrests in our Americas RAC segment.
(h)    Represents miscellaneous items. For 2022, includes certain bankruptcy claims and certain professional fees and charges related to the settlement of bankruptcy claims. For 2021, includes $100 million associated with the suspension of depreciation during the first quarter for the Donlen business while classified as held for sale in all other operations, partially offset by $17 million for certain professional fees primarily associated with Corporate, $14 million of charges related to the settlement of bankruptcy claims primarily associated with Corporate, charges for a multiemployer pension plan withdrawal liability recorded in Corporate, letter of credit fees recorded primarily in Corporate, and $12 million of costs associated with the Company’s information technology and finance transformation programs, both of which were multi-year initiatives to upgrade and modernize the Company’s systems and processes primarily in Corporate.

Supplemental Schedule II (continued)

(i)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Direct vehicle and operating	$(178)	$(12)	$(232)	$33
Selling, general and administrative	(17)	2	(79)	(90)
Interest expense, net:
Vehicle	(16)	(10)	76	(91)
Non-vehicle	(8)	(3)	(28)	(57)
Total interest expense, net	(24)	(13)	58	(148)
Intangible and other asset impairments	—	—	—	—
Other income (expense), net	(5)	(37)	—	(52)
Reorganization items, net	—	—	—	(677)
Gain from the Donlen Sale	—	—	—	400
Change in fair value of Public Warrants	120	(643)	704	(627)
Total adjustments	$(104)	$(703)	$441	$(1,161)

(j)    Derived utilizing a combined statutory rate of 25% for the periods ended December 31, 2022 and 2021, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(k)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(l)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended December 31, 2022 was $29 million, $3 million and $5 million, respectively. For the three months ended December 31, 2021 was $36 million, $4 million, and $3 million, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC, and Corporate for the twelve months ended December 31, 2022 were $114 million, $13 million, and $15 million, respectively. For the twelve months ended December 31, 2021 were $166 million, $16 million, $2 million and $12 million, for Americas RAC, International RAC, all other operations, and Corporate, respectively.
(m)    In 2021, includes $8 million of loss on extinguishment of debt associated with the payoff and termination of non-vehicle debt in Corporate in the second quarter of 2021.
(n)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended December 31, 2022 were $8 million and $2 million, respectively. For the three months ended December 31, 2021 vehicle debt-related charges for Americas RAC and International RAC were $6 million and $4 million, respectively. Vehicle debt-related charges for Americas RAC and International RAC for the twelve months ended December 31, 2022 were $25 million and $10 million, respectively. For the twelve months ended December 31, 2021 were $53 million, $16 million and $2 million for Americas RAC, International RAC and all other operations, respectively.
(o)    Also includes an adjustment for certain non-cash stock-based compensation charges in Corporate.
(p)    Also includes letter of credit fees recorded in 2022 and the second half of 2021 in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$277	$598	$2,538	$1,806
Depreciation and reserves for revenue earning vehicles	(298)	(94)	(809)	(600)
Bankruptcy related payments (post emergence) and other payments(a)	177	69	261	257
Adjusted operating cash flow	156	573	1,990	1,463
Non-vehicle capital asset expenditures, net	(44)	(31)	(138)	(55)
Adjusted operating cash flow before vehicle investment	112	542	1,852	1,408
Net fleet growth after financing	312	(32)	(360)	(1,980)
Noncontrolling interests	—	(1)	—	(26)
Adjusted free cash flow	$424	$509	$1,492	$(598)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,743)	$(1,958)	$(10,596)	$(7,154)
Proceeds from disposal of revenue earning vehicles	2,028	873	6,498	2,818
Revenue earning vehicles capital expenditures, net	(715)	(1,085)	(4,098)	(4,336)
Depreciation and reserves for revenue earning vehicles	298	94	809	600
Financing activity related to vehicles:
Borrowings	1,390	3,861	9,672	14,323
Payments	(685)	(3,144)	(6,639)	(12,607)
Restricted cash changes, vehicle(b)	24	242	(104)	40
Net financing activity related to vehicles	729	959	2,929	1,756
Net fleet growth after financing	$312	$(32)	$(360)	$(1,980)
(a)    Also includes payments made for the settlement of certain claims related to alleged false arrests in our Americas RAC segment.
(b)    The twelve months ended December 31, 2021 includes a $68 million impact related to restricted cash classified as held for sale as of December 31, 2020.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

(In millions)	As of December 31, 2022			As of December 31, 2021
	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,526	$1,526	$—	$1,539	$1,539
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,406	—	9,406	7,001	—	7,001
International vehicle financing (Various)	1,466	—	1,466	860	—	860
Other debt	76	9	85	93	16	109
Debt issue costs, discounts and premiums	(62)	(58)	(120)	(33)	(69)	(102)
Debt as reported in the balance sheet	10,886	2,977	13,863	7,921	2,986	10,907
Add:
Debt issue costs, discounts and premiums	62	58	120	33	69	102
Less:
Cash and cash equivalents	—	943	943	—	2,258	2,258
Restricted cash	180	—	180	77	—	77
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$10,768	$1,847	$12,615	$7,877	$552	$8,429

Corporate leverage ratio(a)		0.8x			0.3x
(a)    Corporate leverage ratio is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$2,035	$1,949		$8,685	$7,200
Foreign currency adjustment(a)	41	(3)		111	(36)
Total Revenues - adjusted for foreign currency	$2,076	$1,946		$8,796	$7,164
Transaction Days (in thousands)	33,673	32,551		136,860	120,573
Total RPD (in dollars)(c)	$61.65	$59.80	3%	$64.27	$59.41	8%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,076	$1,946		$8,796	$7,164
Average Rentable Vehicles (in whole units)(d)	465,943	454,000		478,798	421,497
Total revenue per unit (in whole dollars)	$4,456	$4,287		$18,371	$16,996
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)(c)(d)	$1,485	$1,429	4%	$1,531	$1,416	8%

Vehicle Utilization
Transaction Days (in thousands)	33,673	32,551		136,860	120,573
Average Rentable Vehicles (in whole units)(d)	465,943	454,000		478,798	421,497
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	42,870	41,770		174,826	153,996
Vehicle Utilization(b)(d)	79%	78%		78%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$360	$78		$701	$497
Foreign currency adjustment(a)	3	—		12	(5)
Adjusted depreciation of revenue earning vehicles and lease charges	$363	$78		$713	$492
Average Vehicles (in whole units)	496,926	470,900		506,046	433,290
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$731	$167		$1,409	$1,136
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$244	$55	NM	$117	$95	24%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate and the Company's former Donlen leasing operations which were sold on March 30, 2021.
(a)Based on December 31, 2021 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(d)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$1,707	$1,691		$7,280	$6,215
Foreign currency adjustment(a)	3	(1)		4	(3)
Total Revenues - adjusted for foreign currency	$1,710	$1,690		$7,284	$6,212
Transaction Days (in thousands)	27,367	27,215		111,759	100,085
Total RPD (in dollars)(c)	$62.50	$62.11	1%	$65.18	$62.07	5%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,710	$1,690		$7,284	$6,212
Average Rentable Vehicles (in whole units)(d)	370,723	368,434		385,234	345,306
Total revenue per unit (in whole dollars)	$4,614	$4,588		$18,909	$17,991
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)(c)(d)	$1,538	$1,529	1%	$1,576	$1,499	5%

Vehicle Utilization
Transaction Days (in thousands)	27,367	27,215		111,759	100,085
Average Rentable Vehicles (in whole units)	370,723	368,434		385,234	345,306
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	34,109	33,898		140,647	126,159
Vehicle Utilization(b)	80%	80%		79%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$333	$30		$553	$343
Foreign currency adjustment(a)	—	—		1	—
Adjusted depreciation of revenue earning vehicles and lease charges	$333	$30		$554	$343
Average Vehicles (in whole units)	398,860	384,492		411,047	355,647
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$834	$77		$1,348	$964
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$278	$26	NM	$112	$81	39%
NM - Not meaningful
(a)Based on December 31, 2021 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(d)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2022	2021		2022	2021
Total RPD
Revenues	$328	$258		$1,405	$985
Foreign currency adjustment(a)	38	(2)		107	(34)
Total Revenues - adjusted for foreign currency	$366	$256		$1,512	$951
Transaction Days (in thousands)	6,305	5,335		25,101	20,488
Total RPD (in dollars)(c)	$57.98	$48.01	21%	$60.23	$46.43	30%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$366	$256		$1,512	$951
Average Rentable Vehicles (in whole units)(d)	95,221	85,565		93,564	76,190
Total revenue per unit (in whole dollars)	$3,840	$2,994		$16,158	$12,485
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)(c)(d)	$1,280	$998	28%	$1,346	$1,040	29%

Vehicle Utilization
Transaction Days (in thousands)	6,305	5,335		25,101	20,488
Average Rentable Vehicles (in whole units)	95,221	85,565		93,564	76,190
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	8,762	7,872		34,179	27,837
Vehicle Utilization(b)	72%	68%		73%	74%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$27	$48		$148	$154
Foreign currency adjustment(a)	3	—		11	(5)
Adjusted depreciation of revenue earning vehicles and lease charges	$30	$48		$159	$149
Average Vehicles (in whole units)	98,065	86,408		94,999	77,643
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$301	$552		$1,673	$1,915
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$104	$184	(44)%	$139	$160	(13)%
(a)Based on December 31, 2021 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.
(d)Effective in the first quarter of 2022, the Company revised its calculation of Total RPU and Vehicle Utilization to use Average Rentable Vehicles in the denominator which excludes vehicles for sale on the Company's retail lots or actively in the process of being sold through other disposition channels.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; reorganization items, net; pre-reorganization and non-debtor financing charges; gain from the sale of a business; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

KEY METRICS

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPD to include ancillary retail vehicle sales revenues to better align with current industry practice. Prior periods shown have been restated to conform with the revised definition.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective in the third quarter 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. Also, historically, the company used Average Vehicles as the denominator to calculate Total RPU and effective in the first quarter of 2022, the Company revised the calculation to use Average Rentable Vehicles. Prior periods shown have been restated to conform with the revised definition.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Effective in the first quarter of 2022, in connection with the appointment of the new CEO (who serves as our Chief Operating Decision Maker) and arising from significantly increased activity in vehicle dispositions, we began using Average Rentable Vehicles when calculating Available Car Days, Total RPU and Utilization instead of Average Vehicles. Average Rentable Vehicles excludes vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels. We believe this is a better measure of the productivity of our rental fleet as it is unaffected by fluctuations in disposition activity. Prior periods have been restated to conform with the revisions, as appropriate.